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                                  EXHIBIT 5.1
                               SEPTEMBER 28, 1995

Homestake Mining Company
650 California Street
San Francisco, California 94108

Ladies and Gentlemen:

We have acted as United States counsel to you, Homestake Mining Company (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (File No. 33-62667) (the "Registration Statement"), respecting the issuance of 9,755,000 shares of Common Stock, par value $1.00 per share (the "Shares") by the Company.

Please be advised that we are of the opinion that the Shares to be offered and sold by the Company, when issued in the manner contemplated by the prospectus included in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of the opinion as an exhibit to the Registration Statement and consent to the reference to our name in the related prospectus under the heading "Legal Matters."

                                          Very truly yours,

                                          THELEN, MARRIN, JOHNSON & BRIDGES

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